EXHIBIT 10.50


               AMENDED AND RESTATED
           GUARANTOR GENERAL SECURITY AGREEMENT


This General Security Agreement ("Agreement"), dated May 23, 2003 is by Nutritional Sourcing Corporation ("NSC") (f/k/a "Pueblo Xtra International, Inc.), a Delaware Corporation, ("Guarantor") in favor of Westernbank Puerto Rico ("Lender"), a Puerto Rico banking corporation.


     W I T N E S S E T H


WHEREAS, Lender has entered into certain financing arrangements, and is about to enter into additional financing arrangements, with Pueblo International, LLC, a Delaware limited liability company, Xtra Super Food Centers, Inc., Pueblo Entertainment, Inc., Xtra Merger Corporation, All Trucks, Inc., and Caribad, Inc., (singly a "Borrower" and collectively the "Borrowers"), all Delaware corporations except Caribad, Inc., which is a Puerto Rico corporation, pursuant to which Lender may make loans and provide other financial accommodations to Borrower;

WHEREAS, Guarantor has executed and delivered to Lender guarantees in favor of Lender, and is about to execute and deliver to Lender a guarantee in favor of Lender, pursuant to which Guarantor has absolutely and unconditionally guaranteed, and will absolutely and unconditionally guarantee to Lender, the payment and performance of all now existing and hereafter arising obligations, liabilities and indebtedness of Borrowers to Lender;

WHEREAS, Borrowers and Guarantor have executed and delivered to Lender an Extension And Modification And Security Agreement, dated as of January 30, 2003 (the "Extension Agreement") and Guarantor has executed and delivered to Lender a Guarantor General Security Agreement, dated January 30, 2003 (the "Guarantor Security Agreement"); and

WHEREAS, Borrowers, Guarantor and Lender are entering into a Loan And Security Agreement, dated as of the date hereof and Guarantor and Lender wish to amend and restate the Guarantor Security Agreement, in connection therewith;

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

SECTION I.  DEFINITIONS

All terms used herein which are defined in the Puerto Rico Commercial Transactions Act shall have the meanings given therein unless otherwise defined in this Agreement. All references to the plural herein shall also mean the singular and to the singular shall also mean the plural unless the context otherwise requires. All references to Guarantor, Borrowers and Lender pursuant to the definitions set forth in the recitals hereto, or to any other person herein, shall include their respective successors and assigns. The words "hereof", "herein", "hereunder", "this Agreement" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not any particular provision of this Agreement and as this Agreement now exists or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced. The word "including" when used in this Agreement shall mean "including, without limitation". An Event of Default shall exist or continue or be continuing until such Event of Default is waived in accordance with Section 7.3 or is cured in a manner satisfactory to Lender, if such Event of Default is capable of being cured as determined by Lender. For purposes of this Agreement, the following terms shall have the respective meanings given to them below:

1.1 "Accounts" shall mean, as to Guarantor, all present and future rights of Guarantor to payment of a monetary obligation whether or not earned by performance, which is not evidenced by chattel paper or an instrument, (a) for property which has been sold , leased, licensed, assigned or otherwise disposed of, (b) for services rendered or to be rendered, (c) for a secondary obligation incurred or to be incurred, or (d) arising out of the use of a credit or charge card or information contained on or for use with such card, and shall include all present and future rights of Guarantor to payment for goods sold or leased or for services rendered, which are not evidenced by instruments or chattel paper.

1.2 "Adjusted Net Worth" shall mean as to any Person, at any time, in accordance with GAAP (except as otherwise specifically set forth below), on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to: (a) the difference between: (i) the aggregate net book value of all assets of such Person and its subsidiaries, calculating the book value of inventory for this purpose on a first-in-first-out basis, after deducting from such book values all appropriate reserves in accordance with GAAP (including all reserves for doubtful receivables, obsolescence, depreciation and amortization) and (ii) the aggregate amount of the indebtedness and other liabilities of such Person and its subsidiaries (including tax and other proper accruals) plus (b) indebtedness of such Person and its subsidiaries which is subordinated in right of payment to the full and final payment of all of the Obligations on terms and conditions acceptable to Lender and as to Guarantor the amount of the Senior Secured Notes from time to time issued and outstanding .

1.3 "Affiliate" shall mean (a) any person, company or business entity controlling, controlled by or under common control with a Borrower, whether such control be direct or indirect. All officers, shareholders, directors, subsidiary corporations, joint venturers, and partners of a Borrower, any person, which directly or indirectly, beneficially owns or holds five percent (5%) or more of any class of voting stock of a Borrower or five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by a Borrower, shall be deemed to be an affiliate for purposes of this Agreement. For purposes of this definition, "control" of a person shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

1.4 "Cash Equivalents" shall mean, at any time, (a) any evidence of indebtedness with a maturity date of one hundred eighty (180) days or less issued or directly and fully guaranteed or insured by the United States of America of any agency or instrumentality thereof; provided that, the full faith and credit of the United States of America is pledged in support thereof; (b) certificates of deposit or bankers' acceptances with a maturity of one hundred eighty (180) days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $250,000,000; (c) commercial paper (including variable rate demand notes) with a maturity of one hundred eighty
(180) days or less issued by a corporation (except an Affiliate of a Borrower) organized under the laws of any State of the United States of America or the District of Columbia and rated at least A-1 by Standard & Poor's Ratings Service, a division of The McGraw - Hill Companies, Inc. or at least P - 1 by Moody's Investors Service, Inc.; (d) repurchase obligations with a term of not more than thirty (30) days for underlying security of the types described in clause (a) above entered into with any financial institution having combined capital and surplus and undivided profits of not less than $250,000,000; (e) repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States of America or issued by any governmental agency thereof and backed by the full faith and credit of the United States of America, in each case maturing within one hundred eighty (180) days or less from the date of acquisition; provided, that, the terms of such agreements comply with the guidelines set forth in the Federal Financial Agreements of Depository Institutions with Securities Dealers and Others, as adopted by the Comptroller of the Currency on October 31, 1985; and (f) investments in money market funds and mutual funds which invest substantially all of their assets in securities of the types described in clauses (a) through (e) above.

1.5 "Credit Card Acknowledgments" shall mean the agreements among Credit Card Issuers or Credit Card Processors who are parties to Credit Card Agreements, Guarantor and Lender, pursuant to which the Credit Card Issuers or Credit Card Processors acknowledge Lender's first priority security interest in the monies due and to become due to Guarantor (including credits and reserves) under the Credit Card Agreements, and agree to transfer all such amounts to the Blocked Accounts, or such other account of Guarantor set forth in the agreement, or any other account that Lender may direct, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.6 "Credit Card Agreement" shall mean all agreements now or hereafter entered into by Guarantor with any Credit Card Issuer or Credit Card Processor, as same may now exist or may hereafter be amended, modified, supplemented, extended, renewed or replaced.

1.7 "Credit Card Issuer" shall mean any person who issues credit cards or debit cards used by customers of Guarantor to purchase goods, including without limitation, MasterCard or VISA bank credit or debit cards or other bank credit or debit cards, and American Express, Discover, Diners Club Carte Blanche and other non-bank credit or debit cards.

1.8 "Credit Card Processor" shall mean any servicing or processing agent or any factor or financial intermediary who services, processes or manages the credit, authorization, billing, transfer and/or payment with respect to any sales transactions of Guarantor involving credit card or debit card purchases by customers using credit cards or debit cards issued by any Credit Card Issuer.

1.9 "Credit Card Receivables" shall mean all accounts consisting of the present and future rights of Guarantor to payment by Credit Card Issuers or Credit Card Processors for merchandise sold and delivered to customers of Guarantor who have purchased such goods using a credit card or debit card issued by a Credit Card Issuer.

1.10 "Equipment" shall mean all of Guarantor's now owned and hereafter acquired equipment, wherever located, including machinery, data processing and computer equipment, computers and computer hardware and software (whether owned or licensed and including embedded software), vehicles, tools, furniture, fixtures, all attachments, accessions and property now or hereafter affixed thereto or used in connection therewith, and substitutions and replacements thereof, wherever located.

1.11 "Event of Default" shall have the meaning set forth in Section 6.1 hereof.

1.12 "Financing Agreements" shall mean, collectively, the Extension Agreement, the Loan Agreement, this Agreement and all notes, guarantees, security agreements and other agreements, documents and instruments now or at any time hereafter executed and/or delivered by any Borrower, any Guarantor or any Obligor in connection with the Extension Agreement or the Loan Agreement, as the same now exist or may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.13 "Franchise Agreements" shall mean all agreements between any Borrower and any other person, pursuant to which a Borrower is granted the right to sell, rent or lease any property or provide any service by another Person with or without the use of any of such Person's Intellectual Property.

1.14 "GAAP" shall mean generally accepted accounting principles in the United States of America as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board which are applicable to the circumstances as of the date of determination consistently applied, except that, for purposes of Sections 5.14 and 5.15 hereof, GAAP shall be determined on the basis of such principles in effect on the date hereof and consistent with those used in the preparation of the audited financial statements delivered to Lender prior to the date hereof.

1.15 "Information Certificate" shall mean the Information Certificate of Guarantor constituting part of Exhibit A to the Extension Agreement and as revised by Guarantor and delivered to Lender in connection with this Agreement, containing material information with respect to Guarantor, its business and assets provided by or on behalf of Guarantor to Lender in connection with the preparation of this Agreement and the other Financing Agreements and the financing arrangements provided for herein.

1.16 "Intellectual Property" shall mean, as to Guarantor such Guarantor's now owned and hereafter arising or acquired: patents, patent rights, patent applications, copyrights, works which are the subject matter of copyrights, copyright registrations, trademarks, trade names, trade styles, trademark and service mark applications, and licenses and rights to use any of the foregoing; all extensions, renewals, reissues, divisions, continuations, and continuations-in-part of any of the foregoing; all rights to sue for past, present and future infringement of any of the foregoing; inventions, trade secrets, formulae, processes, compounds, drawings, designs, blueprints, surveys, reports, manuals, and operating standards; goodwill (including any goodwill associated with any trademark or the license of any trademark); customer and other lists in whatever form maintained; trade secret rights, copyright rights, rights in works of authorship, domain names and domain name registration; software and contract rights relating to computer software programs, in whatever form created maintained.

1.17 "Inventory" shall mean, as to Guarantor all of Guarantor's now owned and hereafter existing or acquired inventory or goods, wherever located, which
(a) are leased by Guarantor as lessor; (b) are held by Guarantor for sale or lease or to be furnished under a contract of service; (c) are furnished by Guarantor under a contract of service; (d) consist of raw materials, work in process, furnished goods or materials used or consumed in its business; or (e) are all other inventory of whatsoever kind or nature.

1.18 "Loan Agreement" shall mean the Loan And Security Agreement, dated the date hereof, by and between Borrowers and Guarantor and Lender, as the same now exists and may hereafter be amended, modified, supplemented, extended, renewed, restated or replaced.

1.19 "NSC Notes" shall mean the 10.125% Restated Subordinated Intercompany Notes issued by Pueblo and 10.125% Subordinated Intercompany Note issued by Pueblo Entertainment, Inc. to NSC to be dated on or about June 2, 2003 in the principal amounts of $70,000,000 and $20,000,000 respectively.

1.20 "Obligations" shall mean any and all obligations, liabilities and indebtedness of every kind, nature and description owing by Guarantor to Lender and/or its affiliates, including principal, interest, charges, fees, costs and expenses, however evidenced, whether as principal, surety, endorser, guarantor or otherwise, whether arising under this Agreement or otherwise, whether now existing or hereafter arising, whether arising before, during or after the initial or any renewal term of the Extension Agreement or Loan Agreement or after the commencement of any case with respect to any Borrower or Guarantor under the United States Bankruptcy Code or any similar statute (including the payment of interest and other amounts which would accrue and become due but for the commencement of such case, whether or not such amounts are allowed or allowable in whole or in part in such case), whether direct or indirect, absolute or contingent, joint or several, due or not due, primary or secondary, liquidated or unliquidated, secured or unsecured, and however acquired by Lender.

1.21 "Obligor" shall mean any other guarantor, endorser, acceptor, surety or other person liable on or with respect to the Obligations or who is the owner of any property which is security for the Obligations, other than Borrower.

1.22 "PACA" shall mean the "Packers and Stockyards Act", 7 USC Section 181, etc. seq.

1.23 "PASA" shall mean the "Perishable Agricultural Commodities Act", 7 USC
Section 499a, et.seq.

1.24 "Person" or "person" shall mean any individual, sole proprietorship, partnership, corporation (including any corporation which elects Subchapter S status under the Internal Revenue Code of 1986, as amended or Subchapter N status under the Puerto Rico Internal Revenue Code of 1994, as amended), limited liability company, limited liability partnership, business trust, unincorporated association, joint stock corporation, trust, joint venture or other entity or any government or any agency or instrumentality or political subdivision thereof.

1.25 "Pledged Cash" shall mean the cash collateral delivered by Borrowers to Lender pursuant to a "Cash Collateral Pledge And Security Agreement" dated as of January 30, 2003 and which will continue to be held by Lender subject to the provisions thereof, as amended (the "Cash Collateral Agreement") and the Loan Agreement.

1.26 "Real Estate Security" shall include (a) those leasehold mortgages requested by Lender to be granted by Guarantor; (b) the mortgage liens on the Real Property and interests of Guarantor and Borrowers described in
Schedule 1.25 hereto (the "Mortgages"), (c) the mortgage notes described on
Schedule 1.25 hereto to be pledged to Lender and (d) liens and security interests in favor of Lender on all other Real Property of Guarantor, all on the terms and subject to the provisions contained herein and in the other applicable Financing Agreements.

1.27 "Real Property" shall mean all now owned and hereafter acquired real property of Guarantor, including leasehold interests, together with all buildings, structures, and other improvements located thereon and all licenses, easements and appurtenances relating thereto, wherever located.

1.28 "Receivables" shall mean all of the following now owned or hereafter arising or acquired property of Guarantor: (a) all Accounts; (b) all interests, fees, late charges, penalties, collection fees and other amounts due or to become due or otherwise payable in connection with any Account; (c) all payment intangibles of Guarantor; (d) all letters of credit, indemnities, guarantees, security or other deposits and proceeds thereof issued payable to Guarantor or otherwise in favor of or delivered to Guarantor in connection with any Accounts; or (e) all other accounts, contract rights, chattel paper, instruments, notes, general intangibles and other forms of obligations owing to Guarantor, whether from the sale and lease of goods or other property, licensing of any property (including Intellectual Property or other general intangibles), rendition of services or from loans or advances by Guarantor or to or for the benefit of any third person (including loans or advances to any Affiliates or Subsidiaries of Guarantor) or otherwise associated with any Accounts, Inventory or general intangibles of Guarantor (including, without limitation, choses in action, causes of action, tax refunds, tax refund claims, any funds which may become payable to Guarantor in connection with the termination of any employee benefit plan and any other amounts payable to Guarantor from any employee benefit plan, rights and claims against carriers and shippers, rights to indemnification, business interruption insurance and proceeds thereof, casualty or any similar types of insurance and any proceeds thereof and proceeds of insurance covering the lives of employees on which Guarantor is a beneficiary).

1.29 "Records" shall mean all of Guarantor's present and future books of account of every kind or nature, purchase and sale agreements, invoices, ledger cards, bills of lading and other shipping evidence, statements, correspondence, memoranda, credit files and other data relating to the Collateral or any account debtor, together with the tapes, disks, diskettes and other data and software storage media and devices, file cabinets or containers in or on which the foregoing are stored (including any rights of Guarantor with respect to the foregoing maintained with or by any other person).

1.30 "Restricted Junior Payment" shall mean (a) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Guarantor now or hereafter outstanding or any payment on account of a return of capital (or the setting aside or otherwise depositing or investing of any sums for such purpose) or (b) any redemption, retirement, purchase, defeasance or other acquisition, direct of indirect, of any shares of any class of stock of Guarantor or any Affiliate of Guarantor now or hereafter outstanding (or the setting aside or otherwise depositing or investing of any sums for such purpose) or (c) any payment, direct or indirect, of any interest, principal of or premium, if any, on any redemption, retirement, purchase or other acquisition, direct or indirect, of any Subordinated Debt (or the setting aside or otherwise depositing or investing of any sums for such purpose or (d) any payment of money or transfer of any interest in any asset to any Affiliate of Guarantor.

1.31 "Security Pledge" shall mean the "Security Pledge And Intercreditor Agreement between NSC and Wilmington Trust Company, to be dated on or about June 2, 2003.

1.32 "Senior Secured Notes" shall mean NSC's 10.125% Senior Secured Notes due August 1, 2009, to be issued by NSC pursuant to and as part of the Reorganization Plan.

1.33 "Uniform Commercial Code" shall include the Puerto Rico Commercial Transactions Act and "UCC" shall mean the Uniform Commercial Code..
1.34 "Working Capital" shall mean as to any Person, at any time, in accordance with GAAP, on a consolidated basis for such Person and its subsidiaries (if any), the amount equal to the difference between: (a) the aggregate net book value of all current assets of such person and its subsidiaries (as determined in accordance with GAAP), calculating the book value of inventory for this purpose on a first - in - first - out basis, and
(b) all current liabilities of such Person and its subsidiaries (as determined in accordance with GAAP); provided that, for purposes of Section 5.13(i) the liabilities of Borrowers to Lender under the Loan Agreement and
(ii) the current amount of Borrowers' reserves for self insurance liabilities, shall not be considered current liabilities (whether or not classified as current liabilities in accordance with GAAP).

SECTION 2. GRANT OF SECURITY INTEREST

2.1 Grant of Security Interest. To secure payment and performance of all Obligations, Guarantor hereby grants to Lender a continuing security interest in, a lien upon, and a right of set off against, and hereby assigns to Lender as security, the following property and interests in property of Guarantor, whether now owned or hereafter acquired or existing, and wherever located (together with all other collateral security for the Obligations at any time granted to or held or acquired by Lender collectively the "Collateral"):

(a)  all Accounts;

(b) all present and future general intangibles, including all Intellectual Property and Franchise Agreements;

(c)  all Inventory;

(d)  All Equipment;

(e)  all Real Property and fixtures and all Real Estate Security;

(f)  all chattel paper, including all tangible and electronic chattel paper;
(g)  all instruments, including all promissory notes;

(h)  all documents;

(i)  all deposit accounts;

(j) all letters of credit, banker's acceptances and similar instruments and including all letter of credit rights;

(k) all supporting obligations and all present and future liens, security interests, rights, remedies, title and interest in, to and in respect of Receivables and other Collateral, including (i) rights and remedies under or relating to guaranties, contracts of surety ship, letters of credit and credit and other insurance related to the Collateral, (ii) rights of stoppage in transit, replevin, repossession, reclamation and other rights and remedies of an unpaid vendor, lienor or secured party, (iii) goods described in invoices, documents, contracts or instruments with respect to, or otherwise representing or evidencing, Receivables or other collateral, including returned, repossessed and reclaimed goods, and (iv) deposits by and property of account debtors or other persons securing the obligations of account debtors;

(l) all (i) investment property (including securities, whether certificated or uncertificated, securities accounts, security entitlements, commodity contracts or commodity accounts) and (ii) monies, credit balances, deposits and other property of any Guarantor, now or hereafter held or received by or in transit to Lender or at any other depository or other institution from or for the account of a Guarantor whether for safekeeping, pledge, custody, transmission, collection or otherwise;

(m) all commercial tort claims, including, without limitation, those identified in the Information Certificate;

(n) to the extent not otherwise described above, all Receivables and all goods;

(o) all Records;

(p) the Pledged Cash;

(q) all motor vehicles;

(r) all membership and other ownership interests in Pueblo International, LLC, whether certificated or uncertificated;

(s) the NSC Notes; and

(t) all products and proceeds of the foregoing in any form, including insurance proceeds and all claims against third parties for loss or damage to or destruction of or other involuntary conversion of any kind or nature of any or all of the other collateral.

2.2 Perfection of Security Interest. (a) Guarantor irrevocably and unconditionally authorizes Lender (or its agent) to file at any time and from time to time such financing statements with respect to the Collateral naming Lender or its designee as the secured party and such Guarantor as debtor, as Lender may require, and including any other information with respect to Guarantor or otherwise required by Article 9 of the Uniform Commercial Code of such jurisdiction as Lender may determine, together with any amendments and continuations with respect thereto, which authorization shall apply to all financing statements filed on, prior to or after the date hereof. Guarantor ratifies and approves all financing statements naming Lender or its designees as secured party and Guarantor, as the case may be, as debtor with respect to the Collateral (and any amendments with respect to such financing statements) filed by or on behalf of Lender (or the Banks) prior to the date hereof and ratifies and confirms the authorization or such Person to file such financing statements (and amendments, if any). Guarantor hereby authorizes Lender to adopt on behalf of Guarantor any symbol required for authenticating any electronic filing. In the event that the description of the collateral in any financing statement naming Lender or its designee as the secured party and Guarantor as debtor includes assets and properties of such Guarantor that do not at any time constitute Collateral, whether hereunder, under any of the other Financing Agreements, or otherwise, the filing of such financing statement shall nonetheless be deemed authorized by Guarantor to the extent of the Collateral included in such description and it shall not render the financing statement ineffective as to any of the Collateral or otherwise affect the financing statement as it applies to any of the Collateral. In no event shall Guarantor at any time, file or permit or cause to be filed, any correction statement or termination statement with respect to any financing statement(or any amendment or continuation with respect thereto) naming Lender or any Person from whom Lender acquired any of the Obligations or its designee as secured party and Guarantor as debtor.

(b) Guarantor does not have any chattel paper (whether tangible or electronic) or instruments as of the date hereof. In the event that Guarantor shall be entitled to or shall receive any chattel paper or instrument after the date hereof, Guarantors shall promptly notify Lender thereof in writing. Promptly upon the receipt thereof by or on behalf of any Guarantor (including by any agent or representative), Guarantor shall deliver, or cause to be delivered to Lender, all tangible chattel paper and instruments that Guarantor has or may at any time acquire, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify in each case except as Lender may otherwise agree. At Lenders option,
 Guarantor shall, or Lender may at any time on behalf of Guarantor, cause the original of any such instrument or chattel paper to be conspicuously marked in a form and manner acceptable to Lender with the following legend referring to chattel paper or instruments as applicable: "This _______________________ ____________________ is subject to the security interest of Westernbank Puerto Rico and any sale, transfer, assignment or encumbrance of this _________________________ ___________________ violates the rights of such secured party".

(c) In the event that Guarantor shall at any time hold or acquire an interest in any electronic chattel paper or any "transferable record" (as such term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction), Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Guarantor shall take, or cause to be taken, such actions as Lender may request to give Lender control of such electronic chattel paper under Section 9-105 of the UCC and control of such transferable record under Section 201 of the Federal Electronic Signatures in Global and National Commence Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as in effect in such jurisdiction.

(d) Guarantor does not have any deposit accounts as of the date hereof, except as set forth in Schedule 2.2 hereto. Guarantor shall not, directly or indirectly, after the date hereof open, establish or maintain any deposit account unless each of the following conditions is satisfied: (i) Lender shall have received not less than ten (10) Business Days prior written notice of the intention of Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the bank at which such account is to be opened or established, the individual at such bank with whom such Guarantor is dealing and the purpose of the account (ii) the bank where such account is opened or maintained shall be acceptable to Lender and (iii) on or before the opening of such deposit account, Guarantor shall as Lender may specify, either (A) deliver to Lender a Deposit Account Control Agreement with respect to such deposit account duly authorized, executed and delivered by Guarantor and the bank at which such deposit account is opened and maintained or (B) arrange for Lender to become the customer of the bank with respect to the deposit account on terms and conditions acceptable to Lender. The terms of this subsection (d) shall not apply to deposit accounts specifically and exclusively used for payroll, payroll taxes and other employee wage and benefit payments to or for the benefit of Guarantor's salaried employees.

(e) Guarantor does not own or hold, directly or indirectly, beneficially or as record owner or both, any investment property, as of the date hereof, or have any investment account, securities account, commodity account or other similar account with any bank or other financial institution or other securities intermediary or commodity intermediary as of the date hereof, in each case except as set forth in Schedule 2.2 hereto.

(i) In the event that Guarantor shall be entitled to or shall at any time after the date hereof hold or acquire any certificated securities, Guarantor shall promptly endorse, assign and deliver the same to Lender, accompanied by such instruments of transfer or assignment duly executed in blank as Lender may from time to time specify. If any securities now owned or hereafter acquired by Guarantor are uncertificated and are issued to Guarantor or its nominee directly by the issuer thereof, Guarantor shall immediately notify Lender thereof and shall as Lender may specify, either (A) cause the issuer to agree to comply with instructions from Lender as to such securities, without further consent of Guarantor or such nominee, or (B) arrange for Lender to become the registered owner of the securities.

(ii) Guarantor shall not, directly or indirectly, after the date hereof open, establish or maintain any investment account, securities account, commodity account or any other similar account (other than a deposit account) with any securities intermediary or commodity intermediary unless each of the following conditions is satisfied: (A) Lender shall have received not less then ten (10) Business Days prior written notice of the intention of Guarantor to open or establish such account which notice shall specify in reasonable detail and specificity acceptable to Lender the name of the account, the owner of the account, the name and address of the securities intermediary or commodity intermediary at which such account is to be opened or established, the individual at such intermediary with whom Guarantor is dealing and the purpose of the account, (B) the securities intermediary or commodity intermediary (as the case may be) where such account is opened or maintained shall be acceptable to Lender, and (C) on or before the opening of such investment account, securities account or other similar account with a securities intermediary or commodity intermediary, Guarantor shall as Lender may specify either (1) execute and deliver, and cause to be executed and delivered to Lender, a Pledge Agreement and an Investment Property Control Agreement with respect thereto duly authorized, executed and delivered by such Guarantor and such securities intermediary or commodity intermediary or (2) arrange for Lender to become the entitlement holder with respect so such investment property on terms and conditions acceptable to Lender.

(f) Guarantor is not the beneficiary or otherwise entitled to any right to payment under any letter of credit, banker's acceptance or similar instrument as of the date hereof, except as set forth on Schedule 2.2 hereto. In the event that Guarantor shall be entitled to or shall receive any right to payment under any letter of credit, banker's acceptance or any similar instrument, whether as beneficiary thereof or otherwise after the date hereof, Guarantor shall promptly notify Lender thereof in writing. Guarantor shall immediately, as Lender may specify, either (i) deliver, or cause to be delivered to Lender with respect to any such letter of credit, banker's acceptance or similar instrument, the written agreement of the issuer and any other nominated person obligated to make any payment in respect thereof (including any confirming or negotiating bank), in form and substance satisfactory to Lender, consenting to the assignment of the proceeds of the letter of credit to Lender by such Guarantor and agreeing to make all payments thereon directly to Lender or as lender may otherwise direct or (ii) cause Lender to become, at such Guarantor's expense, the transferee beneficiary of the letter of credit, banker's acceptance or similar instrument (as the case may be).

(g) Guarantor does not have any commercial tort claims as of the date hereof, except as set forth on Schedule 2.2 hereto. In the event that Guarantor shall at any time after the date hereof have any commercial tort claims, Guarantor shall promptly notify Lender thereof in writing, which notice shall
(i) set forth in reasonable detail the basis for and nature of such commercial tort claim and (ii) include the express grant by Guarantor to Lender of a security interest in such commercial tort claim (and the proceeds thereof).
In the event that such notice does not include such grant of a security interest, the sending thereof by Guarantor to Lender shall be deemed to constitute such grant to Lender. Upon the sending of such notice, any commercial tort claim described therein shall constitute part of the Collateral and shall be deemed included therein. Without limiting the authorization of Lender provided in Section 2.2(a) hereof or otherwise arising by the execution by such Guarantor of this Agreement or any of the other Financing Agreements, Lender is hereby irrevocably authorized from time to time and at any time to file such financing statements naming Lender or its designee as secured party and Guarantor as debtors, or any amendments to any financing statements, covering any such commercial tort claim as Collateral. In addition, Guarantor shall promptly upon Lender's request, execute and deliver, or cause to be executed and delivered, to Lender such other agreements, documents and instruments as Lender may require in connection with such commercial tort claim.

(h) Guarantor does not have any goods, documents of title or other Collateral in the custody, control or possession of a third party as of the date hereof, except as set forth on Schedule 2.2 hereto and except for goods located in the United States in transit to a location of Guarantor permitted herein in the ordinary course of business of Guarantor in the possession of the carrier transporting such goods. In the event that any goods, documents of title or other collateral are at any time after the date hereof in the custody, control or possession of any other person not referred to in Schedule 2.2 hereto or such carriers, Guarantor shall promptly notify Lender thereof in writing. Promptly upon Lender's request, Guarantor shall deliver to Lender a Collateral Access Agreement duly authorized, executed and delivered by such person and the Guarantor.

(i) Guarantor shall take any other actions reasonably requested by Lender from time to time to cause the attachment, perfection and first priority of, and the ability of Lender to enforce, the security interest of Lender in any and all of the Collateral, including, without limitation, (i) executing, delivering and, where appropriate, filing, financing statements and amendments relating thereto under the UCC or other applicable law, to the extent, if any, Guarantor's signature thereon is required therefor, (ii) causing Lender's name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iii) complying with any provision of any statute, regulation or treaty of the United State as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of Lender to enforce, the security interest of Lender in such Collateral, (iv) obtaining the consents and approvals of any Governmental Authority or third party, including, without limitation, any consent of any licensor, lessor or other person obligated on Collateral, and taking all actions required by any earlier versions of the UCC or by other law, as applicable in any relevant jurisdiction.

SECTION 3. COLLATERAL COVENANTS

3.1 Accounts Covenants.

(a) Lender shall have the right at any time or times, in Lender's name or in the name of a nominee of Lender, to verify the validity, amount or any other matter relating to any Account or other Receivable or other Collateral, by mail, telephone, facsimile transmission or otherwise.

(b) Guarantor shall deliver or cause to be delivered to Lender, with appropriate endorsement and assignment, with full recourse to Guarantor, all chattel paper and instruments which Guarantor now owns or may at any time acquire immediately upon Guarantor's receipt thereof, except as Lender may otherwise agree.

(c) Lender may, at any time or times that an Event of Default exists or has occurred and is continuing, (i) notify any or all account debtors that the Accounts or other Receivables have been assigned to Lender and that Lender has a security interest therein and Lender may direct any or all accounts debtors to make payment of Accounts on other Receivables directly to Lender, (ii) extend the time of payment of, compromise, settle or adjust for cash, credit, return of merchandise or otherwise, and upon any terms or conditions, any and all Accounts or other Receivables or other obligations included in the Collateral and thereby discharge or release the account debtor or any other party or parties in any way liable for payment thereof without affecting any of the Obligations, (iii) demand, collect or enforce payment of any Accounts or other Receivables or such other obligations, but without any duty to do so, and Lender shall not be liable for its failure to collect or enforce the payment thereof nor for the negligence of its agents or attorneys with respect thereto and (iv) take whatever other action Lender may in good faith deem necessary or desirable for the protection of its interests. At any time that an Event of Default exists or has occurred and is continuing, at Lender's request, all invoices and statements sent to any account debtor shall state that the Accounts or other Receivables and such other obligations have been assigned to Lender and are payable directly and only to Lender and Guarantor shall deliver to Lender such originals of documents evidencing the sale and delivery of goods or the performance of services giving rise to any Accounts or other Receivables as Lender may require.

3.2 Inventory Covenants. With respect to the Inventory: (a) Guarantor shall at all times maintain inventory records reasonably satisfactory to Lender, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, Guarantor's cost therefor and daily withdrawals therefrom and additions thereto; (b) Guarantor shall conduct a physical count of the Inventory at least once each year, but at any time or times as Lender may request on or after an Event of Default, and promptly following such physical inventory shall supply Lender with a report in the form and with such specificity as may be reasonably satisfactory to Lender concerning such physical count; (c) Guarantor shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of Lender, except for sales of Inventory in the ordinary course of Guarantor's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (d) upon Lender's request, Guarantor shall, at its expense, no more than four (4) times in any twelve (12) month period, but at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Inventory in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender, addressed to Lender or upon which Lender is expressly permitted to rely; (e) Guarantor shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with applicable laws (including the requirements of the Federal Fair Labor Standards Act of 1938, as amended and all rules, regulations and orders related thereto); (f) Guarantor assumes all responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (g) except in the ordinary course of business and then only on prompt reporting thereof to Lender Guarantor shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate Guarantor to repurchase such Inventory; (h) Guarantor shall keep the Inventory in good and marketable condition, subject to normal deterioration of produce, deli and bakery food products, expired foods, and products with short expiration dates or shelf - life; and (i) except in the ordinary course of business and then only on prompt report thereof to Lender, Guarantor shall not, without prior written notice to Lender, acquire or accept any Inventory on consignment or approval.

3.3 Equipment Covenants. With respect to the Equipment: (a) upon Lender's request, Guarantor shall, at its expense, at any time or times as Lender may request on or after an Event of Default, deliver or cause to be delivered to Lender written reports or appraisals as to the Equipment in form, scope and methodology acceptable to Lender and by an appraiser acceptable to Lender;
(b)Guarantor shall keep the Equipment in good order, repair, running and marketable condition (ordinary wear and tear excepted); (c) Guarantor shall use the Equipment with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable laws; (d) the Equipment is and shall be used in Guarantor's business and not for personal, family, household or farming use; (e) Guarantor shall not remove any Equipment from the locations set forth or permitted herein, except to the extent necessary to have any Equipment repaired or maintained in the ordinary course of the business of Guarantor or to move Equipment directly from one location set forth or permitted herein to another such location and except for the movement of motor vehicles used by or for the benefit of Guarantor in the ordinary course of business; (f) the Equipment is now and shall remain personal property and Guarantor shall not permit any of the Equipment to be or become a part of or permanently affixed to real property; and (g) Guarantor assumes all responsibility and liability arising from the use of the Equipment.

3.4 Power of Attorney. Guarantor hereby irrevocably designates and appoints Lender (and all persons designated by Lender) as Guarantor's true and lawful attorney-in-fact, and authorizes Lender, in Guarantor's or Lender's name, to:
(a) at any time an Event of Default or event which with notice or passage of time or both would constitute an Event of Default exists or has occurred and is continuing (i) demand payment on Accounts or other Receivables or other proceeds of Inventory or other Collateral, (ii) enforce payment of Accounts or other Receivables by legal proceedings or otherwise, (iii) exercise all of Guarantor's rights and remedies to collect any Account or other Receivables or other Collateral, (iv) sell or assign any Account or other Receivable upon such terms, for such amount and at such time or times as the Lender deems advisable, (v) settle, adjust, compromise, extend or renew an Account or other Receivable (vi) discharge and release any Account or other Receivable , (vii) prepare, file and sign Guarantor's name on any proof of claim in bankruptcy or other similar document against an account debtor, (viii) notify the post office authorities to change the address for delivery of Guarantor's mail to an address designated by Lender, and open and dispose of all mail addressed to any Guarantor, and (ix) do all acts and things which are necessary, in Lender's determination, to fulfill Guarantor's obligations under this Agreement and the other Financing Agreements and (b) at any time to (i) take control in any manner of any item of payment or proceeds thereof, (ii) have access to any lockbox or postal box into which Guarantor's mail is deposited,
(iii) endorse Guarantor's name upon any items of payment or proceeds thereof and deposit the same in the Lender's account for application to the Obligations, (iv) endorse Guarantor's name upon any chattel paper, document, instrument, invoice, or similar document or agreement relating to any Account or any goods pertaining thereto or any other Collateral, (v) sign Guarantor's name on any verification of Accounts or other Receivables and notices thereof to account debtors and (vi) execute in Guarantor's name and file any UCC financing statements or amendments thereto. Guarantor hereby releases Lender and its officers, employees and designees from any liabilities arising from any act or acts under this power of attorney and in furtherance thereof, whether of omission or commission, except as a result of Lender's own gross negligence or wilful misconduct as determined pursuant to a final non - appealable order of a court of competent jurisdiction. This power of attorney is coupled with an interest and is irrevocable.

3.5 Right to Cure. Lender may, at its option, (a) cure any default by Guarantor under any agreement with a third party or pay or bond on appeal any judgment entered against Guarantor, (b) discharge taxes, liens, security interests or other encumbrances at any time levied on or existing with respect to the Collateral and (c) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the Collateral and the rights of Lender with respect thereto. Lender may add any amounts so expended to the Obligations and charge Guarantor's account therefor, such amounts to be repayable by Guarantor on demand. Lender shall be under no obligation to effect such cure, payment or bonding and shall not, by doing so, be deemed to have assumed any obligation or liability of Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.

3.6 Access to Premises. From time to time as requested by Lender, at the cost and expense of Guarantor (a) Lender or its designee shall have complete access to all of each premises during normal business hours and after notice to Guarantor, or at any time and without notice to Guarantor if an Event of Default exists or has occurred and is continuing, for the purposes of inspecting, verifying and auditing the Collateral and all of Guarantor's books and records, including the Records, and (b) Guarantor shall promptly furnish to Lender such copies of such books and records or extracts therefrom as Lender may request, and (c) use during normal business hours such of Guarantor's personnel, equipment, supplies and premises as may be reasonably necessary for the foregoing and if an Event of Default exists or has occurred and is continuing for the collection of Accounts and other Receivables and realization of other Collateral.

3.7 Inventory Subject to PACA, Etc. (a) Guarantors shall pay, on or before the due date thereof, all accounts payable arising from the purchase by Guarantor of any Inventory which is subject to or covered by, or with respect to which the seller is protected under, PACA or PASA and, shall not permit (i)
 any circumstances to exist which would subject Lender to any liability and
(ii) Lender to become liable, to any supplier or other third party with respect to such Inventory.

(b) Guarantor shall furnish to Lender, on each Thursday, during the term of the Loan Agreement, a Certificate which, as of the preceding Saturday, contains the following and such other information or matters as Lender may request:

(i) The value and description of all of Guarantor's Inventory subject to PACA or PASA;

(ii) The amount and aging of Guarantor's accounts payable arising from Inventory purchased subject to PACA or PASA;

(iii) Payments made during the preceding week of accounts payable arising from Inventory purchased subject to PACA or PAS; and

(iv) A statement that no account payable of Guarantor arising from the purchase of Inventory subject to PACA or PASA is unpaid after the due date thereof or if any are unpaid past the due date identifying such payables in detail.

(c) Lender may, at its option at any time, (i) pay and discharge any accounts payable of Guarantor arising from the purchase of any Inventory subject to PACA or PASA, and discharge any liens, security interests, other encumbrances or trusts at any time levied on or existing with respect to such Inventory or the proceeds thereof and (ii) pay any amount, incur any expense or perform any act which, in Lender's judgment, is necessary or appropriate to preserve, protect, insure or maintain the rights of Lender with respect thereto or so that Lender does not become liable to any supplier or other third party with respect thereto. Lender may add any amounts so expended to the Obligations and charge Guarantor's account therefor, such amounts to be repayable by Guarantor on demand. Lender shall be under no obligation to make such payment or effect such discharge and shall not, by doing so, be deemed to have assumed any obligation or liability of Guarantor. Any payment made or other action taken by Lender under this Section shall be without prejudice to any right to assert an Event of Default hereunder and to proceed accordingly.


SECTION 4.  REPRESENTATIONS AND WARRANTIES; COVENANTS.

Guarantor hereby represents and warrants to, and covenant with, Lender the following (which shall survive the execution and delivery of this Agreement):

4.1 Corporate Existence, Power and Authority; Subsidiaries. Guarantor is a corporation duly organized and in good standing under the laws of Delaware and is duly qualified as a foreign corporation or partnership and in good standing in all states or other jurisdictions where the nature and extent of the business transacted by it or the ownership of assets makes such qualification necessary, except for those jurisdictions in which the failure to so qualify would not have a material adverse effect on Guarantor's financial condition, results of operation or business or the rights of Lender in or to any of the Collateral. The execution, delivery and performance of this Agreement, the other Financing Agreements and the transactions contemplated hereunder and thereunder are all within Guarantor's corporate powers have been duly authorized and are not in contravention of law or the terms of Guarantor's certificate of incorporation, by - laws, or other organizational documentation, or any indenture, agreement or undertaking to which any Guarantor is a party or by which Guarantor or its property are bound. This Agreement and the other Financing Agreements constitute legal, valid and binding obligations of Guarantor enforceable in accordance with their respective terms. Guarantor has no subsidiaries except as set forth on
Schedule 4.1 hereto.

4.2 Financial Statements; No Material Adverse Change. All financial statements relating to Guarantor which have been or may hereafter be delivered by Guarantor to Lender have been prepared in accordance with GAAP and fairly present the financial condition and the results of operation of Guarantor as at the dates and for the periods set forth therein. Except as disclosed in any interim financial statements furnished by Guarantor to Lender prior to the date hereof, there has been no material adverse change in the assets, liabilities, properties and condition, financial or otherwise, of Guarantor, since the date of the most recent audited financial statements furnished by Guarantor to Lender prior to the date hereof.

4.3 Chief Executive Office; Collateral Locations. The chief executive office of Guarantor and Guarantor's Records concerning Accounts are located only at the address set forth below and only other places of business and the only other locations of Collateral, if any, are the addresses set forth in the Information Certificate, subject to the right of Guarantors to establish new locations in accordance with Section 5.2 below. The Information Certificate correctly identifies any of such locations which are not owned by Guarantor and sets forth the owners and/or operators thereof, and to the best of Guarantor's knowledge, the holders of any mortgages on such locations.

4.4 Priority of Liens; Title to Properties. The security interests and liens granted to Lender under this Agreement and the other Financing Agreements constitute valid and perfected first priority liens and security interests in and upon the Collateral subject only to the liens indicated on Schedule 4.4 hereto and the other liens permitted under Section 5.8 hereof. Guarantor has good and marketable title to all of its properties and assets subject to no liens, mortgages, pledges, security interests, encumbrances or charges of any kind, except those granted to Lender and such others as are specifically listed on Schedule 4.4 hereto or permitted under Section 5.8 hereof.

4.5 Tax Returns. Guarantor has filed, or caused to be filed, in a timely manner all tax returns, reports and declarations which are required to be filed by it (without requests for extension except as previously disclosed in writing to Lender). All information in such tax returns, reports and declarations is complete and accurate in all material respects. Guarantor has paid or caused to be paid all taxes due and payable or claimed due and payable in any assessment received by it, except taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books. Adequate provision has been made for the payment of all accrued and unpaid Federal, State, county, local, foreign and other taxes whether or not yet due and payable and whether or not disputed.

4.6 Litigation. Except as set forth on the Information Certificate, there is no present investigation by any governmental agency pending, or to the best of Guarantor's knowledge threatened, against or affecting Guarantor, its assets or business and except for the Chapter 11 Case there is no action, suit, proceeding or claim by any Person pending, or to the best of Guarantor's knowledge threatened, against Guarantor or its assets or goodwill, or against or affecting any transactions contemplated by this Agreement, which if adversely determined against Guarantor would result in any material adverse change in the assets, business or prospects of Guarantor or which would impair the ability of Guarantor to perform its obligations hereunder or under any of the other Financing Agreements to which it is a party or of Lender to enforce the Obligations or realize upon any Collateral.

4.7 Compliance with Other Agreements and Applicable Laws. Except as may be set forth in the Extension Agreement or the Schedules thereto, Guarantor is not in default in any material respect under, or in violation in any material respect of any of the terms of, any agreement, contract, instrument, lease or other commitment to which it is a party or by which it or any of its assets are bound and Guarantor is in compliance in all material respects with all applicable provisions of laws, rules, regulations, licenses, permits, approvals and orders of any foreign, Federal, State or local governmental authority.

4.8 Bank Accounts. All of the deposit accounts, investment accounts or other accounts in the name of or used by Guarantor maintained at any bank or other financial institution are set forth on Schedule 4.8 hereto.

4.9 Accuracy and Completeness of Information. All information furnished by or on behalf of Guarantor in writing to Lender in connection with this Agreement or any of the other Financing Agreements or any transaction contemplated hereby or thereby, including all information on the Information Certificate is true and correct in all material respects on the date as of which such information is dated or certified and does not omit any material fact necessary in order to make such information not misleading. No event or circumstance has occurred which has had or could reasonably be expected to have a material adverse affect on the business, assets or prospects of Guarantor, which has not been fully and accurately disclosed to Lender in writing.

4.10 Survival of Warranties; Cumulative. All representations and warranties contained in this Agreement or any of the other Financing Agreements shall survive the execution and delivery of this Agreement and shall be deemed to have been made again to Lender on the date of each additional borrowing or other credit accommodation under the Extension Agreement and shall be conclusively presumed to have been relied on by Lender regardless of any investigation made or information possessed by Lender. The representations and warranties set forth herein shall be cumulative and in addition to any other representations or warranties which Guarantor shall now or hereafter give, or cause to be given, to Lender

SECTION 5. AFFIRMATIVE AND NEGATIVE COVENANTS

5.1 Maintenance of Existence. Guarantor shall at all times preserve, renew and keep in full, force and effect its corporate or other existence and rights and franchises with respect thereto and Guarantor shall maintain in full force and effect all of its permits, licenses, trademarks, trade names, approvals, authorizations, leases and contracts necessary to carry on its business as presently or proposed to be conducted. Guarantor shall give Lender thirty
(30) days prior written notice of any proposed change in its corporate or other name, which notice shall set forth the new name and Guarantor shall deliver to Lender a copy of the amendment to the Certificate of Incorporation of Guarantor or other instrument providing for the name change certified by the Secretary of State or other authenticating official of the jurisdiction of incorporation or constitution of Guarantor as soon as it is available.

5.2 New Collateral Locations. Guarantor may open any new location within Puerto Rico or the U.S. Virgin Islands provided Guarantor (a) gives Lender thirty (30) days prior written notice of the intended opening of any such new location and (b) executes and delivers, or causes to be executed and delivered, to Lender such agreements, documents, and instruments as Lender may deem reasonably necessary or desirable to protect its interests in the Collateral at such location, including UCC financing statements.

5.3 Compliance with Laws, Regulations, Etc. Guarantor shall, at all times, comply in all material respects with all laws, rules, regulations, licenses, permits, approvals and orders of any Federal, State or local governmental authority applicable to it.

5.4 Payment of Taxes and Claims. Guarantor shall duly pay and discharge all taxes, assessments, contributions and governmental charges upon or against it or its properties or assets, except for taxes the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books. Guarantor shall be liable for any tax or penalties imposed on Lender as a result of the financing arrangements provided for herein and Guarantor agrees to indemnify and hold Lender harmless with respect to the foregoing, and to repay to Lender on demand the amount thereof, and until paid by Guarantor such amount shall be added and deemed part of the Loans, provided, that, nothing contained herein shall be construed to require Guarantor to pay any income or franchise taxes attributable to the income of Lender from any amounts charged or paid hereunder to Lender. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Extension Agreement.

5.5 Insurance. Guarantor shall, at all times, maintain with financially sound and reputable insurers insurance with respect to the Collateral against loss or damage and all other insurance of the kinds and in the amounts customarily insured against or carried by corporations of established reputation engaged in the same or similar businesses and similarly situated. Said policies of insurance shall be satisfactory to Lender as to form, amount and insurer. Guarantor shall furnish certificates, policies or endorsements to Lender as Lender shall require as proof of such insurance, and, if Guarantor fails to do so, Lender is authorized, but not required, to obtain such insurance at the expense of Guarantor. All policies shall provide for at least thirty (30) days prior written notice to Lender of any cancellation or reduction of coverage and that Lender may act as attorney for Guarantor in obtaining, and at any time an Event of Default exists or has occurred and is continuing, adjusting, settling, amending and canceling such insurance. Guarantor shall cause Lender to be named as a loss payee and an additional insured (but without any liability for any premiums) under such insurance policies and Guarantor shall obtain non - contributory lender's loss payable endorsements to all insurance policies in form and substance satisfactory to Lender. Such lender's loss payable endorsements shall specify that the proceeds of such insurance shall be payable to Lender as its interests may appear and further specify that Lender shall be paid regardless of any act or omission by Guarantor or any of its affiliates. At its option, Lender may apply any insurance proceeds received by Lender at any time to the cost of repairs or replacement of Collateral and/or to payment of the Obligations, whether or not then due, in any order and in such manner as Lender may determine or hold such proceeds as cash collateral for the Obligations

5.6  Certain Information.

(a) Guarantor shall promptly notify Lender in writing of the details of (i) any loss, damage, investigation, action, suit, proceeding or claim relating to the Collateral or any other property which is security for the Obligations or which would result in any material adverse change in Guarantor's business, properties, assets, goodwill or condition, financial or otherwise and (ii) the occurrence of any Event of Default or event which, with the passage of time or giving of notice or both, would constitute an Event of Default.

(b) Guarantor shall promptly after the sending or filing thereof furnish or cause to be furnished to Lender copies of all reports which Guarantor sends to its stockholders generally and copies of all reports and registration statements which Guarantor files with the Securities and Exchange Commission, any national securities exchange or the National Association of Securities Dealers, Inc.

(c) Guarantor shall furnish or cause to be furnished to Lender such budgets, forecasts, projections and other information respecting the Collateral and the business of Guarantor, as Lender may, from time to time, reasonably request. Lender is hereby authorized to deliver a copy of any financial statement or any other information relating to the business of Guarantor to any court or other government agency or to any participant or assignee or prospective participant or assignee. Guarantor hereby irrevocably authorizes and directs all accountants or auditors to deliver to Lender, at Guarantor's expense, copies of the financial statements of Guarantor and any reports or management letters prepared by such accountants or auditors on behalf of Guarantor and to disclose to Lender such information as they may have regarding the business of Guarantor. Any documents, schedules, invoices or other papers delivered to Lender may be destroyed or otherwise disposed of by Lender one (1) year after the same are delivered to Lender, except as otherwise designated by Guarantor to Lender in writing.

5.7 Sale of Assets, Consolidation, Merger, Dissolution, Etc. Guarantor shall not, directly or indirectly, (a) merge into or with or consolidate with any other Person or permit any other Person to merge into or with or consolidate with it, or (b) sell, assign, lease, transfer, abandon or otherwise dispose of any stock or indebtedness to any other Person or any of its assets to any other Person (except for (i) sales of Inventory in the ordinary course of business and (ii) the disposition of worn - out or obsolete Equipment or Equipment no longer used in the business of Guarantor so long as (A) if an Event of Default exists or has occurred and is continuing, any proceeds are paid to Lender and (B) such sales do not involve Equipment having an aggregate fair market value in excess of $500,000 for all such Equipment disposed of in any fiscal year of Guarantor, or (c) form or acquire any subsidiaries, or (d) wind up, liquidate or dissolve or (e) agree to do any of the foregoing.

5.8 Encumbrances. Guarantor shall not create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien, charge or other encumbrance of any nature whatsoever on any of its assets or properties, including the Collateral, except: (a) liens and security interests of Lender;
(b) liens securing the payment of taxes, either not yet overdue or the validity of which are being contested in good faith by appropriate proceedings diligently pursued and available to Guarantor and with respect to which adequate reserves have been set aside on its books; (c) non - consensual statutory liens (other than liens securing the payment of taxes) arising in the ordinary course of such Guarantor's business to the extent: (i) such liens secure indebtedness which is not overdue or (ii) such liens secure indebtedness relating to claims or liabilities which are fully insured and being defended at the sole cost and expense and at the sole risk of the insurer or being contested in good faith by appropriate proceedings diligently pursued and available to such Guarantor, in each case prior to the commencement of foreclosure or other similar proceedings and with respect to which adequate reserves have been set aside on its books; (d) zoning restrictions, easements, licenses, covenants and other restrictions affecting the use of real property which do not interfere in any material respect with the use of such real property or ordinary conduct of the business of such Guarantor as presently conducted thereon or materially impair the value of the real property which may be subject thereto; (e) purchase money security interests in Equipment (including capital leases) and purchase money mortgages on real estate not to exceed $250,000 in the aggregate at any time outstanding so long as such security interests and mortgages do not apply to any property of any Guarantor other than the Equipment or real estate so acquired, and the indebtedness secured thereby does not exceed the cost of the Equipment or real estate so acquired, as the case may be; (f) the security interests and liens set forth on Schedule 4.4 hereto; and (g) the security interests pursuant to the Security Pledge.

5.9 Indebtedness. Guarantor shall not incur, create, assume, become or be liable in any manner with respect to, or permit to exist, any obligations or indebtedness, except (a) the Obligations; (b) trade accounts payable not unpaid more than the greater of (i) sixty (60) days past the invoice date or
(ii) the due date thereof unless Lender has established Availability Reserves with respect thereto, and other trade obligations and normal accruals in the ordinary course of business not yet due and payable, or with respect to which the Guarantor is contesting in good faith the amount or validity thereof by appropriate proceedings diligently pursued and available to Guarantor, and with respect to which adequate reserves have been set aside on its books; (c) purchase money indebtedness (including capital leases) to the extent not incurred or secured by liens (including capital leases) in violation of any other provision of this Agreement; (d) unsecured indebtedness of Guarantor for borrowed money incurred after the date hereof, owing to any Person other than any shareholder, officer, director, agent, employee or Affiliate of Guarantor on commercially reasonable rates and terms pursuant to an arm's length transaction; provided, that, (i) Lender shall have received not less than five (5) business days prior written notice of the intention to incur such indebtedness, which notice shall set forth in reasonable detail satisfactory to Lender, the amount of such indebtedness, the person to whom such indebtedness will be owed, the interest rate, the schedule of repayments and maturity date with respect thereto and such other information as Lender may reasonably request with respect thereto, (ii) Lender shall have received true, correct and complete copies of all agreements, documents and instruments evidencing or otherwise related to such indebtedness, (iii) the aggregate amount of such indebtedness of Guarantor and its Subsidiaries on a consolidated basis,at any time outstanding, shall not exceed $250,000, (iv) on and before the date of incurring such indebtedness and after giving effect thereto, no Event of Default, or event which with the giving notice or the passage of time or both would constitute an Event of Default, shall exist or have occurred and be continuing, (v) Guarantor may only make regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness as in effect on the date of the execution thereof, and (vi) Guarantor shall not, directly or indirectly, (A) make any prepayments or other non-mandatory payments in respect of such indebtedness, or (B) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto, or (C) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and (vii) Guarantor shall furnish to Lender all notices, demands or other materials in connection with such indebtedness either received by guarantor or on its behalf, promptly after the receipt thereof, or sent by Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and (e) indebtedness of Guarantor described on Schedule 5.9(e) hereto; provided, that: (i) the individual principal amounts of such indebtedness and aggregate principal amounts of all such indebtedness shall not exceed the amounts shown on such
Schedule 5.9 hereto less the aggregate amount of all repayments, repurchases or redemptions, whether optional or mandatory in respect thereof, plus interest thereon at the rate provided for in such agreement or instrument as in effect on the date hereof, (ii) Guarantor may only make (A) regularly scheduled payments of principal and interest in respect of such indebtedness in accordance with the terms of the agreement or instrument evidencing or giving rise to such indebtedness and (B) a one time payment on the Closing Date, as contemplated by the Reorganization Plan and (iii) Guartantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such indebtedness or any agreement, document or instrument related thereto or
(B) redeem, retire, defease, purchase or otherwise acquire such indebtedness, or set aside or otherwise deposit or invest any sums for such purpose, and
(iv) Guarantor shall furnish to Lender all notices or demands in connection with such indebtedness either received by any Guarantor or on its behalf, promptly after the receipt thereof, or sent by Guarantor or on its behalf, concurrently with the sending thereof, as the case may be; and (f) indebtedness to Borrowers not in excess of the amount of $250,000 incurred in any fiscal year, the proceeds of which are to be used by Guarantor to pay it's ordinary and necessary expenses.

5.10 Loans, Investments, Guarantees, Etc. Guarantor shall not, directly or indirectly, make any loans or advance money or property to any person, or invest in (by capital contribution, dividend or otherwise) or purchase or repurchase the stock or indebtedness or all or a substantial part of the assets or property of any person, or guarantee, assume, endorse, or otherwise become responsible for (directly or indirectly) the indebtedness, performance, obligations or dividends of any Person or agree to do any of the foregoing, except: (a) the endorsement of instruments for collection or deposit in the ordinary course of business; (b) investments in cash or Cash Equivalents; provided, that, as to any of the foregoing, unless waived in writing by Lender, such Guarantor shall take such actions as are deemed necessary by Lender to perfect the security interest of Lender in such investments, (c) the loans, advances and guarantees set forth on Schedule 5.10 hereto; provided, that, as to such loans, advances and guarantees, (i) Guarantor shall not, directly or indirectly, (A) amend, modify, alter or change the terms of such loans, advances or guarantees or any agreement, document or instrument relating thereto, or (B) as to such guarantees, redeem, retire, defease, purchase or otherwise acquire the obligations arising pursuant to such guarantees, or set aside or otherwise deposit or invest any sums for such purpose, and (ii) Guarantor shall furnish to Lender all notices or demands in connection with such loans, advances or guarantees or other indebtedness subject to such guarantees either received by Guarantor or on its behalf, promptly after the receipt thereof, or sent by Guarantor or on its behalf, concurrently with the sending thereof, as the case may be, and (d) loans and advances not in excess of the amount of $500,000 (together with all such loans and advances made by Borrowers permitted by Section 9.10(d) of the Loan Agreement) for all such loans and advances during the term of this Agreement; provided that, no such loan or advance shall be made to any Affiliate of Guarantor or any Person described on Schedule 9.22 of the Loan Agreement.

5.11 Dividends and Redemptions. Guarantor shall not, directly or indirectly, declare or pay any dividends on account of any shares of any class of capital stock of Guarantor now or hereafter outstanding, or set aside or otherwise deposit or invest any sums for such purpose, or redeem, retire, defease, purchase or otherwise acquire any shares of any class of capital stock (or set aside or otherwise deposit or invest any sums for such purpose) for any consideration other than common stock or apply or set apart any sum, or make any other distribution (by reduction of capital or otherwise) in respect of any such shares or except as may be permitted by Section 5.12 hereof, make any other Restricted Junior Payment, or agree to do any of the foregoing.

5.12 Transactions with Affiliates. Guarantor shall not, directly or otherwise , (a) purchase, acquire or lease any property from, or sell, transfer or lease any property to, any officer, director, agent or other person affiliated with Guarantor, except in the ordinary course of and pursuant to the reasonable requirements of Guarantor's business and upon fair and reasonable terms no less favorable to Guarantor than Guarantor would obtain in a comparable arm's length transaction with an unaffiliated person or
(b) make any payments of management, consulting or other fees for management or similar services, or of any indebtedness owing to any officer, employee, shareholder, director or other person affiliated with Guarantor except reasonable compensation to officers, employees and directors for services rendered to Guarantor in the ordinary course of business.

5.13 Working Capital. Guarantor shall, at all times, maintain consolidated Working Capital of not less than $5,000,000.

5.14 Adjusted Net Worth. Guarantor shall, at all times, maintain a consolidated Adjusted Net Worth of not less than $25,000,000.

5.15 Costs and Expenses. Guarantor shall pay to Lender on demand all costs, expenses, filing fees and taxes paid or payable in connection with the preparation, negotiation, execution, delivery, recording, administration, collection, liquidation, enforcement and defense of the Obligations, Lender's rights in the Collateral, this Agreement, the other Financing Agreements and all other documents related hereto or thereto, including any amendments, supplements or consents which may hereafter be contemplated (whether or not executed) or entered into in respect hereof and thereof, including: (a) all costs and expenses of filing or recording (including Uniform Commercial Code financing statement filing taxes and fees, documentary taxes, intangibles taxes and mortgage recording taxes and fees, if applicable); (b) insurance premiums, appraisal fees and search fees; (c) costs and expenses of preserving and protecting the Collateral; (d) costs and expenses paid or incurred in connection with obtaining payment of the Obligations, enforcing the security interests and liens of Lender, selling or otherwise realizing upon the Collateral, and otherwise enforcing the provisions of this Agreement and the other Financing Agreements or defending any claims made or threatened against Lender arising out of the transactions contemplated hereby and thereby (including preparations for and consultations concerning any such matters); and (e) the fees and disbursements of counsel (including legal assistants) to Lender in connection with any of the foregoing.

5.16 Further Assurances. At the request of Lender at any time and from time to time, Guarantor shall, at its expense, at any time or times duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments, and do or cause to be done such further acts as may be necessary or proper to evidence, perfect, maintain and enforce the liens and the security interests and the priority thereof in the Collateral and to otherwise effectuate the provisions or purposes of this Agreement or any of the other Financing Agreements. Where permitted by law, Guarantor hereby authorizes Lender to execute and file one or more UCC financing statements signed only by Lender.


SECTION 6. EVENTS OF DEFAULT AND REMEDIES

6.1 Events of Default. The occurrence or existence of any Event of Default under the Loan Agreement, is referred to herein individually as an "Event of Default", and collectively as "Events of Default".

6.2 Remedies.

 (a) At any time an Event of Default exists or has occurred and is continuing, Lender shall have all rights and remedies provided in this Agreement, the other Financing Agreements, the Uniform Commercial Code and other applicable law, all of which rights and remedies may be exercised without notice to or consent by Guarantor or any Obligor, except as such notice or consent is expressly provided for hereunder or required by applicable law. All rights, remedies and powers granted to Lender hereunder, under any of the other Financing Agreements, the Uniform Commercial Code or other applicable law, are cumulative, not exclusive and enforceable, in Lender's discretion, alternatively, successively, or concurrently on any one or more occasions, and shall include, without limitation, the right to apply to a court of equity for an injunction to restrain a breach or threatened breach by Guarantor of this Agreement or any of the other Financing Agreements. Lender may, at any time or times, proceed directly against Guarantor or any Obligor to collect the Obligations without prior recourse to the Collateral.

(b) Without limiting the foregoing, at any time an Event of Default exists or has occurred and is continuing, Lender may, in its discretion and without limitation, (i) accelerate the payment of all Obligations and demand immediate payment thereof to Lender; provided, that, upon the occurrence of any Event of Default described in Sections 10.1(g) and 10.1(h) of the Loan Agreement, all Obligations shall automatically become immediately due and payable), (ii) with or without judicial process or the aid or assistance of others, enter upon any premises on or in which any of the Collateral may be located and take possession of the Collateral or complete processing, manufacturing and repair of all or any portion of the Collateral, (iii) require Guarantor, at Guarantor's expense, to assemble and make available to Lender any part or all of the Collateral at any place and time designated by Lender, (iv) collect, foreclose, receive, appropriate, setoff and realize upon any and all Collateral, (v) remove any or all of the Collateral from any premises on or in which the same may be located for the purpose of effecting the sale, foreclosure or other disposition thereof or for any other purpose, (vi) sell, lease, transfer, assign, deliver or otherwise dispose of any and all Collateral (including entering into contracts with respect thereto, public or private sales at any exchange, broker's board, at any office of Lender or elsewhere) at such prices or terms as Lender may deem reasonable, for cash, upon credit or for future delivery, with the Lender having the right to purchase the whole or any part of the Collateral at any such public sale, all of the foregoing being free from any right or equity of redemption of Guarantor, which right or equity of redemption is hereby expressly waived and released by Guarantor. If any of the Collateral is sold or leased by Lender upon credit terms or for future delivery, the Obligations shall not be reduced as a result thereof until payment therefor is finally collected by Lender. If notice of disposition of Collateral is required by law, five (5) days prior notice by Lender to Guarantor designating the time and place of any public sale or the time after which any private sale or other intended disposition of Collateral is to be made, shall be deemed to be reasonable notice thereof and Guarantor waive any other notice. In the event Lender institutes an action to recover any Collateral or seeks recovery of any Collateral by way of prejudgment remedy, Guarantors waive the posting of any bond which might otherwise be required.

(c) Lender may apply the cash proceeds of Collateral actually received by Lender from any sale, lease, foreclosure or other disposition of the Collateral to payment of the Obligations, in whole or in part and in such order as Lender may elect, whether or not then due. Guarantor shall remain liable to Lender for the payment of any deficiency with interest at the highest rate provided for in the Loan Agreement and all costs and expenses of collection or enforcement, including attorneys' fees and legal expenses.

(d) For purposes of enabling Lender to exercise rights and remedies hereunder, Guarantor hereby grants to Lender, to the extent assignable, an irrevocable non-exclusive license (exercisable without payment of any royalty or other compensation to Guarantor) to use, assign or sublicense any of the trademarks, service-marks, trade names, business names, trade styles, designs, logos, and source of business identifiers and other Intellectual Property now owned or hereafter acquired by Guarantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

SECTION 7. JURY TRIAL WAIVER; OTHER WAIVERS
             AND CONSENTS; GOVERNING LAW

7.1 Governing Law; Choice of Forum; Service of Process; Jury Trial Waiver.
(a) The validity, interpretation and enforcement of this Agreement and the other Financing Agreements and any dispute arising out of the relationship between the parties hereto, whether in contract, tort, equity or otherwise, shall be governed by the internal laws of the Commonwealth of Puerto Rico (without giving effect to principles of conflicts of law).

(b) Guarantor irrevocably consents and submits to the non - exclusive jurisdiction of the United States District Court for the District of Puerto Rico and the Court of First Instance of the Commonwealth of Puerto Rico(Superior Court) for San Juan and waives any objection based on venue or forum non conveniens with respect to any action instituted therein arising under this Agreement or any of the other Financing Agreements or in any way connected or related or incidental to the dealings of Guarantors and Lender in respect of this Agreement or the other Financing Agreements or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether in contract, tort, equity or otherwise, and agrees that any dispute with respect to any such matters shall be heard only in the courts described above (except that Lender shall have the right to bring any action or proceeding against Guarantor or any of its property in the courts of any other jurisdiction which Lender deems necessary or appropriate in order to realize on the Collateral or to otherwise enforce its rights against Guarantor or its property).

(c) Guarantor hereby waives personal service of any and all process upon it and consents that all such service of process may be made by certified mail (return receipt requested) directed to its address set forth on the signature pages hereof and service so made shall be deemed to be completed five (5) days after the same shall have been so deposited in the U.S. mails, or, at Lender's option, by service upon Guarantor in any other manner provided under the rules of any such courts. Within thirty (30) days after such service, Guarantor shall appear in answer to such process, failing which Guarantors shall be deemed in default and judgment may be entered by Lender against Guarantor for the amount of the claim and other relief requested.

(d) GUARANTOR AND LENDER EACH HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (i) ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR (ii) IN ANYWAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF GUARANTOR AND LENDER IN RESPECT OF THIS AGREEMENT OR ANY OF THE OTHER FINANCING AGREEMENTS OR THE TRANSACTIONS RELATED HERETO OR THERETO IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY OR OTHERWISE. GUARANTOR AND LENDER EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT GUARANTOR OR LENDER MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF GUARANTOR AND LENDER TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

(e) Lender shall not have any liability to Guarantor (whether in tort, contract, equity or otherwise) for losses suffered by Guarantor in connection with, arising out of, or in any way related to the transactions or relationships contemplated by this Agreement, or any act, omission or event occurring in connection herewith, unless it is determined by a final and non - appealable judgment or court order binding on Lender that the losses were the result of acts or omissions constituting gross negligence or willful misconduct. In any such litigation, Lender shall be entitled to the benefit of the rebuttable presumption that it acted in good faith and with the exercise of ordinary care in the performance by it of the terms of this Agreement and the other Financing Agreements.

7.2 Waiver of Notices. Guarantor hereby expressly waive demand, presentment, protest and notice of protest and notice of dishonor with respect to any and all instruments and commercial paper, included in or evidencing any of the Obligations or the Collateral, and any and all other demands and notices of any kind or nature whatsoever with respect to the Obligations, the Collateral and this Agreement, except such as are expressly provided for herein. No notice to or demand on Guarantor which Lender may elect to give shall entitle Guarantor to any other or further notice or demand in the same, similar or other circumstances.

7.3 Amendments and Waivers. Neither this Agreement nor any provision hereof shall be amended, modified, waived or discharged orally or by course of conduct, but only by a written agreement signed by an authorized officer of Lender, and as to amendments, as also signed by an authorized officer of Guarantor. Lender shall not, by any act, delay, omission or otherwise be deemed to have expressly or impliedly waived any of its rights, powers and/or remedies unless such waiver shall be in writing and signed by an authorized officer of Lender. Any such waiver shall be enforceable only to the extent specifically set forth therein. A waiver by Lender of any right, power and/or remedy on any one occasion shall not be construed as a bar to or waiver of any such right, power and/or remedy which Lender would otherwise have on any future occasion, whether similar in kind or otherwise.

7.4 Waiver of Counterclaims. Guarantor waives all rights to interpose any claims, deductions, setoffs or counterclaims of any nature (other then compulsory counterclaims) in any action or proceeding with respect to this Agreement, the Obligations, the Collateral or any matter arising therefrom or relating hereto or thereto.

7.5 Indemnification. Guarantor shall indemnify and hold Lender, and its directors, agents, employees and counsel, harmless from and against any and all losses, claims, damages, liabilities, costs or expenses imposed on, incurred by or asserted against any of them in connection with any litigation, investigation, claim or proceeding commenced or threatened related to the negotiation, preparation, execution, delivery, enforcement, performance or administration of this Agreement, any other Financing Agreements, or any undertaking or proceeding related to any of the transactions contemplated hereby or any act, omission, event or transaction related or attendant thereto, including amounts paid in settlement, court costs, and the fees and expenses of counsel. To the extent that the undertaking to indemnify, pay and hold harmless set forth in this Section may be unenforceable because it violates any law or public policy, Guarantor shall pay the maximum portion which it is permitted to pay under applicable law to Lender in satisfaction of indemnified matters under this Section. The foregoing indemnity shall survive the payment of the Obligations, the termination of this Agreement and the termination or non-renewal of the Loan Agreement.

SECTION 8.  MISCELLANEOUS

8.1 Notices. All notices, requests and demands hereunder shall be in writing and (a) made to Lender at 268 Munoz Rivera Ave., Westernbank World Plaza Building, Suite 600, 6th Floor, , Hato Rey, P.R., 00919 and to Guarantor at its chief executive offices set forth below, or to such other address as either party may designate by written notice to the other in accordance with this provision, and (b) deemed to have been given or made: if delivered in person, immediately upon delivery; if by telex, telegram or facsimile transmission, immediately upon sending and upon confirmation of receipt; if by nationally recognized overnight courier service with instructions to deliver the next business day, one (1) business day after sending; and if by certified mail, return receipt requested, five (5) days after mailing.

8.2 Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable, such invalidity or unenforceability shall not invalidate this Agreement as a whole, but this Agreement shall be construed as though it did not contain the particular provision held to be invalid or unenforceable and the rights and obligations of the parties shall be construed and enforced only to such extent as shall be permitted by applicable law.

8.3 Successors. This Agreement, the other Financing Agreements and any other document referred to herein or therein shall be binding upon Guarantor and its successors and assigns and inure to the benefit of and be enforceable by Lender and its successors and assigns, except that Guarantor may not assign its rights under this Agreement, the other Financing Agreements and any other document referred to herein or therein without the prior written consent of Lender.

8.4 Entire Agreement. This Agreement, the other Financing Agreements, any supplements hereto or thereto, and any instruments or documents delivered or to be delivered in connection herewith or therewith represents the entire agreement and understanding concerning the subject matter hereof and thereof between the parties hereto, and supersede all other prior agreements, understandings, negotiations and discussions, representations, warranties, commitments, proposals, offers and contracts concerning the subject matter hereof, whether oral or written. In the event of any inconsistency between the terms of this Agreement and any schedule or exhibit hereto, the terms of this Agreement shall govern.

8.5  Interpretative Provisions.

(a) Unless otherwise expressly provided herein, (i) references herein to any agreement, document or instrument shall be deemed to include all subsequent amendments, modifications, supplements, extensions, renewals, restatements or replacements with respect thereto, but only to the extent the same are not prohibited by the terms hereof or of any other Financing Agreement, and (ii) references to any statute or regulation are to be construed as including all statutory and regulatory provisions consolidating, amending, replacing, recodifying, supplementing or interpreting the statute or regulation.

(b) The captions and headings of this Agreement are for convenience of reference only and shall not affect the interpretation of this Agreement.

(c) This Agreement and other Financing Agreements may use several difference limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and shall each be performed in accordance with their terms.

(d) This Agreement and the other Financing Agreements are the result of negotiations among and have been reviewed by counsel to Guarantor and Lender and the other parties, and are the products of all parties. Accordingly, this Agreement and the other Financing Agreements shall not be construed against Lender merely because of Lender's involvement in their preparation.

(e) Capitalized terms used herein, not otherwise defined herein, that are defined in the Loan Agreement, shall have the respective meanings prescribed therein.

(f) Any accounting term used herein unless otherwise defined in this Agreement shall have the meanings customarily given to such term in accordance with GAAP and all financial computations hereunder shall be computed, unless otherwise specifically provided herein, in accordance with GAAP as consistently applied .

8.6 Counterparts. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but only and the same agreement. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart hereof signed by each of the parties hereto. This Agreement may be executed and delivered by telecopier with the same force and effect as if it were a manually executed and delivered counterpart.

IN WITNESS WHEREOF, Lender and Guarantor have caused these presents to be duly executed as of the day and year first above written, by officers thereof duly authorized.

                                  LENDER

                                  Westernbank Puerto Rico


                                  By: /S/ Miguel Vazquez
                                      Miguel Vazquez
                                      President, Business Credit Division


                                  GUARANTOR

                                  Nutritional Sourcing Corporation
                                  (f/k/a Pueblo Extra International, Inc.)

Attest:
                                  By: /S/ Daniel J. O'Leary
/S/_________________                  Daniel J. O'Leary
Secretary                             Executive Vice President and
(Seal)                                Chief Financial Officer


                                  Chief Executive Office:
                                  550 Biltmore Way Suite 900
                                  Coral Gables, FL 33134

CODE:     PUEBLO -3
GUARANTOR-GENERAL SECURITY AGREEMENT-NEW-3